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                                                                     EXHIBIT 1.1


                                                                  CONFORMED COPY







                          NORTHEAST GENERATION COMPANY



                                 US$440,000,000

                  4.998% Series A Senior Secured Bonds Due 2005

                  8.812% Series B Senior Secured Bonds Due 2026

                               Purchase Agreement



                                                              New York, New York
                                                                October 12, 2001

Salomon Smith Barney
As Representative of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Northeast Generation Company, a corporation organized under the laws of Connecticut (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representative") are acting as representative, US$120,000,000 principal amount of its 4.998% Series A Senior Secured Bonds Due 2005 and US$320,000,000 principal amount of its 8.812% Series B Senior Secured Bonds Due 2026 (the "Securities"). The Securities are to be issued under an indenture dated as of October 18, 2001 as supplemented by a First Supplemental Indenture dated as of October 18, 2001 (the "Indenture") between the Company and the Bank of New York (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of October 12, 2001, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.


                             NGC Purchase Agreement
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                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 1, 2001 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated October
11, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum (other than with respect to Appendix A and Appendix B thereto), at the date thereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum (other than with respect to Appendix A and Appendix B thereto) did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein; and PROVIDED, FURTHER, that with respect to Appendix A and Appendix B to the Preliminary Memorandum and the Final Memorandum, the Company represents and warrants solely that reliance on the information contained in such appendices is reasonable and that nothing has come to its attention that would lead it to believe that such appendices contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the Preliminary Memorandum and the Final Memorandum, as of their respective dates, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

                  (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the


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meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (g) There are no securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (h) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (i) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                  (k) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (l) The information provided by the Company pursuant to
Section 5(h) hereof will not, at the date thereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (m) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Company.



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                  (n) Since the respective dates as of which information is
given in the Preliminary Memorandum and the Final Memorandum, there has not been any change in the capital stock or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Final Memorandum; and except as set forth or contemplated in the Final Memorandum, the Company has not entered into any transaction or agreement whether or not in the ordinary course of business that is material to the Company; and except as disclosed in the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (o) The statements in the Final Memorandum under the headings "Federal Income Tax Consequences", "Description of the Bonds", "Exchange Offer; Registration Rights," "Regulation" and "ERISA Considerations" fairly summarize the matters therein described.

                  (p) This Agreement has been duly authorized, executed and delivered by the Company.

                  (q) The Indenture has been duly authorized on the part of the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal and valid instrument of the Company, binding and enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding in equity or at law)). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified therefor.

                  (r) The Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and the First Supplemental Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity).

                  (s) The Registration Rights Agreement has been duly authorized on the part of the Company and constitutes the legal, valid, binding and enforceable instrument of the Company (except that (i) the enforcement of remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding in equity or at law) and (ii) the rights to indemnification and contribution thereunder may be limited by federal and state securities laws or the public policy underlying such laws).



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                  (t) Each of the Security Agreement and each of the Mortgages has been duly authorized on the part of the Company and will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding in equity or at law)).

                  (u) No currently effective mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral purported to be covered by the Security Agreement is on file in any relevant recording office in the United States, except such as may have been filed in connection with liens granted pursuant to the Credit Agreement dated as of March 3, 2000 among Northeast Generation Company and the lenders thereto, or in respect of any Permitted Lien, and which, in the case of the Credit Agreement, will be replaced by mortgages, financing statements or instruments in favor of the Trustee for the benefit of holders of Securities on or prior to the Closing Date.

                  (v) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum to the extent described therein.

                  (w) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, the Registration Rights Agreement, the Security Agreement or any other Transaction Document, except such as will be obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

                  (x) The execution and delivery of the Indenture, this Agreement, the Registration Rights Agreement, the Security Agreement, any other Transaction Document, and the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof will not conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance (except for the Security Agreement and the Mortgages) upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

                  (y) The historical financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial


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data set forth under the caption "Selected Financial Data" in the Final
Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

                  (z) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its properties is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (aa) The Company has good and marketable title to all items of real property and good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company that are material to its business are held by the Company under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

                  (bb) The Company is not in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clause (ii) or (iii), for such violations or defaults as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

                  (cc) Arthur Andersen LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (dd) Each of (i) S&W Consultants, Inc., whose report appears in the Final Memorandum and who will deliver the letter referred to in Section 6(o) hereof, and (ii) PA Consulting, Inc., whose report appears in the Final Memorandum and who will deliver the letter referred to in Section 6(p) hereof, was, as of the date of such report, and is, as of the date hereof, "independent". For purposes of this paragraph (x) S&W Consultants, Inc. or PA Consulting, Inc. (together the "Independent Consultants"), as applicable, shall be considered "independent" if, from the date which was six months prior to the date of the Final Memorandum, neither such person nor any Member of such person
(i) had, or was committed to acquire, any direct material financial interest in the Company or (ii) was, or will be connected as a promoter, underwriter,


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voting trustee, director, officer or employee of the Company or any affiliate thereof. "Member" shall mean (a) all partners, shareholders and other principals of the applicable person, (b) any professional employee involved in providing any professional service to the Company or any affiliate thereof and (c) any professional employee having managerial responsibilities and located in an office of such person which will participate in a significant portion of the services to be performed by such person.

                  (ee) There are no stamp or other issuance of transfer taxes or duties or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                  (ff) The Company (or Northeast Utilities on the Company's behalf) has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, (except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (gg) No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (hh) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from


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transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum.

                  (ii) Except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) (i) the Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate Federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such license, certificate, permit or other authorization would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, and (ii) the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit (except for proceedings for the re-licensing of facilities upon the expiration of licenses currently in effect) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

                  (jj) The Company maintains (or affiliates of the Company maintain on the Company's behalf) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (kk) Except as set forth in or contemplated in the Final Memorandum, (exclusive of any amendment or supplement thereto) the Company (i) is in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business; except as set forth in the Final Memorandum, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (ll) The Company's costs and liabilities resulting from the effect of Environmental Laws on its business, operations and properties (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating


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activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (mm) Neither the Company nor any of the stockholders of the Company or any operator of any facility owned by the Company is a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                  (nn) The Company is an "exempt wholesale generator" under
Section 32(a) of PUHCA and neither the Trustee nor any holder of Securities is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of the Company or the Company's use or operation of each facility and sale of power generated by any such facility, subject to regulation as a "public-utility company," a "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA.

                  (oo) So long as the Company is an "exempt wholesale generator" under Section 32(a) of PUHCA, neither the Trustee nor any holder of Securities will solely by reason of the exercise of remedies under the Security Agreement be subject to regulation as a "public-utility company," or a "holding company," or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA; provided that (i) the Company remains the sole owner and/or operator of each facility, and maintains its "exempt wholesale generator" status, or (ii) the Trustee or holder of Securities assumes ownership or operation of a facility through a special purpose subsidiary that obtains a determination of "exempt wholesale generator" status under Section 32(a) of PUHCA.

                  (pp) Neither the Company nor any of its affiliates has taken or will take any action that would cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Federal Reserve Board.

                  (qq) Since the date as of which information is given in the Final Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the ownership or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its shares.

                  Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.



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                  2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from October 11, 2001 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 18, 2001, or at such time on such later date (not later than October 19, 2001) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

                  4. OFFERING BY INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto; or (iii) in accordance with the restrictions set forth in Exhibit B hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5. AGREEMENTS. The Company agrees with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers) unless, prior to such amendment or supplement, the Company has furnished the Representative with a copy of such amendment or


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         supplement for its review and the Representative has not reasonably objected to such amendment or supplement.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States of America as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act, except as contemplated by the Registration Rights Agreement.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities) except as contemplated by the Registration Rights Agreement.

                  (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) In connection with any disposition of Securities pursuant to a transaction made in compliance with paragraph 6 of Exhibit A, the Company will reissue certificates evidencing such Securities without the legend referred to in paragraph 5 of Exhibit A (provided, in the case of a transaction made in compliance with paragraph 6(f) of Exhibit A, that the legal opinion referred to therein so permits).

                  (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;
         (v) the printing (or reproduction) and delivery of this

         Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities required for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Day, Berry & Howard LLP, counsel for the Company, and Jeffrey C. Miller, Assistant General Counsel of Northeast Utilities Service Company, to furnish to the Representative their opinions, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative and its counsel.

                  In rendering such opinions, such counsels may rely (A) as to matters involving the application of laws of any jurisdiction other than Connecticut, the State of New York or Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                  (b) The Representative shall have received from Milbank, Tweed, Hadley & McCloy LLP counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (c) The Company shall have furnished to the Representative a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company or comparable officers of Northeast Utilities Service Company as agents of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                        (i) the representations and warranties of the Company in
                  this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date;

                        (ii) the Company has complied with all the agreements
                  and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                        (iii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (d) At the Execution Time and at the Closing Date, the Company shall have requested and caused Arthur Andersen LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2001 and as at June 30, 2001, in accordance with the Statement on Auditing Standards No. 71, and stating in effect that:

                        (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

                        (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period ended June 30, 2001, and as at June 30, 2001, as indicated in their report included in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and Board of Directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2000, nothing came to their attention which caused them to believe that:

                             (1) any unaudited financial statements included in
                        the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the

                        Commission with respect to financial statements included in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                             (2) with respect to the period subsequent to
                        December 31, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 2000 balance sheet included in the Final Memorandum, or for the period from January 1, 2001 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or income before income taxes or in total net income or operating income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative;

                        (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Final Memorandum, including the information set forth under the caption "Our Affiliates" in the Final Memorandum and the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Final Memorandum, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(d) include any amendment or supplement thereto at the date of the letter.

                  (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause
(i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (f) The Initial Purchasers shall have received on and as of the Closing Date a certificate of an authorized officer of the Company, as to and attaching (i) resolutions of the

Company's board of directors authorizing and approving the transactions contemplated by the Transaction Documents to which it is a party, (ii) the Company's organizational documents and (iii) the incumbency of the officers of the Company or Northeast Utilities Service Company as agents of the Company executing the Transaction Documents to which the Company is a party.

                  (g) The Initial Purchasers shall have received on and as of the Closing Date a certificate of an authorized officer of the Trustee, as to and attaching (i) resolutions of the Trustee's board of directors authorizing and approving the transactions contemplated by the Transaction Documents, (ii) the Trustee's organizational documents and (iii) certified copies of powers of attorney or signature circulars, if any, pursuant to which officers of the Trustee shall execute the Transaction Documents.

                  (h) Each Transaction Document (other than the Initial Select Power Sales Agreement) shall have been duly executed by each of the parties thereto on or prior to the Closing Date, shall be in form and substance satisfactory to the Initial Purchasers and shall have been delivered to the Initial Purchasers. A copy of the Initial Select Power Sales Agreement shall have been delivered to the Initial Purchasers.

                  (i) The Initial Purchasers shall have received on and as of the Closing Date a certificate of an authorized representative of the Trustee to the effect that the Debt Service Reserve Account has been established.

                  (j) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (k) Moody's Investors Service Inc. ("Moody's"), Fitch IBCA Inc. ("Fitch") and Standard & Poor's Ratings Services Inc. ("S&P") shall have rated the Securities at least Baa3, BBB- and BBB-, respectively. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Securities by Moody's, Fitch, S&P or any other "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities.

                 (l) S&W Consultants, Inc. shall have (i) consented to the inclusion of its report in the Preliminary Memorandum, the Final Memorandum and any registration statement filed in accordance with the Registration Rights Agreement and (ii) provided a letter, dated the Closing Date, confirming its report and the conclusions therein as of the Closing Date.

                  (m) PA Consulting, Inc. shall have (i) consented to the inclusion of its report in the Preliminary Memorandum, the Final Memorandum and any registration statement filed in accordance with the Registration Rights Agreement and (ii) provided a letter, dated the Closing Date, confirming its report and the conclusions therein as of the Closing Date.

                  (n) Prior to the Closing Date, the Initial Purchasers shall have received such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 1 Chase Manhattan Plaza, New York, New York, 10005, on the Closing Date.

                  7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters and the related disclosure on page [___] concerning stabilization, syndicate covering transactions and penalty bids and, under the heading "Plan of Distribution", (i) the sentences related to concessions and reallowances; and
(ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action against the indemnified party and such failure results in the forfeiture by the indemnifying party of any substantial right or defense; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013; or, if sent to the Company, will be mailed, delivered or telefaxed to 860-665-5504 and confirmed to it at 107 Selden Street, Berlin, Connecticut 06037, attention of the Legal Department.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in
Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. JURISDICTION. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Connecticut.

                  15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  17. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  18. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Initial Select Power Sales Agreement" means the Power Purchase and Sales Agreement dated December 27, 1999 between the Company and Select Energy.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Security Agreement" shall mean the Security Agreement between the Company and the Trustee dated October 18, 2001.

                  "Select Energy" shall mean Select Energy, Inc., a Connecticut corporation.

                  "Transaction Documents" shall mean the Indenture, the First Supplemental Indenture, the Securities, the Registration Rights Agreement, the Security Agreement, the Mortgages and the Initial Select Power Sales Agreement.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                            Very truly yours,

                                            Northeast Generation Company


                                            By  /s/ David R. McHale
                                               --------------------
                                               Name:  David R. McHale
                                               Title: Vice President and
                                                      Treasurer, Northeast
                                                      Utilities Service Company,
                                                      as agent for Northeast
                                                      Generation Company

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.


By /s/ Janice L. Warne
  ---------------------------------------
  Name: Janice L. Warne
  Title: Managing Director

For itself and the other several
Initial Purchasers named in Schedule I
to the foregoing Agreement.


                             NGC Purchase Agreement
                             ----------------------

                                   SCHEDULE I


                                                   Principal Amount of
                                                        Securities
          Initial Purchasers                         to Be Purchased
          ------------------                         ---------------

                                                   Series A        Series B

Salomon Smith Barney Inc................. US$  84,000,999         224,000,000


TD Securities............................      18,000,000          48,000,000

Barclays Capital.........................      18,000,000          48,000,000
                                              -----------         -----------
         Total........................... US$ 120,000,000         320,000,000









                             NGC Purchase Agreement
                             ----------------------

                                                                       EXHIBIT A

         Non-Distribution Letter for Institutional Accredited Investors
         --------------------------------------------------------------

                                                                    ______, 2001

Salomon Smith Barney
As Representative of the
Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

[NAME AND ADDRESS OF COMPANY]

      Re: Purchase of US$_____ principal amount of 8.812% Series A Senior
          Secured Bonds Due 2005 and 4.998% Series B Senior Secured Bonds Due 2026 (the "Securities") of Northeast Generation Company (the "Company")(1)
          ---------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with our purchase of the Securities we confirm that:

                  1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Act.

                  2. We acknowledge that (a) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated October 11, 2001 relating to the Securities (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Securities; and (b) any information we desire concerning the Company and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Final Memorandum) is or has been made available to us.

                  3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the
Act) able to bear the economic risk of investment in the Securities.

                  4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the


----------
         (1) Each U.S. purchaser, or account for which each U.S. purchaser is acting, should purchase at least US$250,000 of Securities.

statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

                  5. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

                  "These Securities have not been registered under the Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated October 11, 2001 relating to these Securities."

and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

                  6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

                  (a) the Securities are sold in compliance with Rule 144(k) under the Act; or

                  (b) the Securities are sold in compliance with Rule 144A under the Act; or

                  (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Act; or

                  (d) the Securities are sold pursuant to an effective registration statement under the Act; or

                  (e) the Securities are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

                 (f) the Securities are disposed of in any other transaction that does not require registration under the Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

                                                      Very truly yours,



                                                      By
                                                        ------------------------
                                                          (Authorized Officer)

                                                                       EXHIBIT B

                       Selling Restrictions for Offers and
                         Sales Outside the United States
                         -------------------------------

             (1) (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been
                  registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and October 18, 2001, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment


                             NGC Purchase Agreement
                             ----------------------

Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.











                                       2